Exhibit 99.1

CyrusOne Announces Changes to Board of Directors
John F. (Jack) Cassidy to Retire; Alex Shumate to become Chairman

DALLAS (May 22, 2014) -  Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced changes to its Board of Directors.
The Company announced that John F. (Jack) Cassidy has decided to retire from the Board, effective June 30, 2014. Mr. Cassidy has been a director of CyrusOne since July 2012 and Chairman of the Board since January 2013.
"On behalf of our entire Board and the Company’s senior leadership team, we thank Jack for his outstanding service," said Gary J. Wojtaszek, President and Chief Executive Officer of CyrusOne. "His experience and leadership were instrumental in the design and implementation of Cincinnati Bell’s (NYSE: CBB) entry into the data center colocation business, including the acquisition of Cyrus Networks in 2010. His leadership was also integral to the Company’s successful IPO in 2013 and we are grateful for his years of support and counsel. We wish Jack the very best in his retirement."
As a result of Mr. Cassidy’s retirement, Alex Shumate, a CyrusOne director since January 2013, has been appointed non-executive Chairman of the Board and Lead Independent Director, to be effective upon Mr. Cassidy’s retirement. Since 2009, Mr. Shumate has been the Managing Partner, North America, of Squire Sanders (US) LLP, an international law firm, and he has served as the Managing Partner of its Columbus, Ohio office since 1991. He is also a current director of The J.M. Smucker Company.
“We are very pleased Mr. Shumate will be transitioning into the role of Chairman of the Board of CyrusOne,” said Mr. Wojtaszek. “In addition to his current experience on our Board and his familiarity with the senior leadership team, Alex brings a breadth of experience and strong business acumen, which will be instrumental to his role as Chairman. All of us are looking forward to his leadership.”
Mr. Shumate is also a member of the Board’s Audit Committee, and Nominating and Corporate Governance Committee, and serves as the chair of the Compensation Committee. He previously served as a director of the Wm. Wrigley Jr. Company from 1998 until its acquisition in 2008, as well as Nationwide Financial Services from 2002 until its acquisition in 2009. He served as a director of Cincinnati Bell from 2005 to January 2013.
Safe Harbor
This release contains forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
About CyrusOne
CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 625 customers, including nine of the Fortune 20 and 135 of the Fortune 1000 companies.
CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne's National IX platform provides robust connectivity options to drive revenue, reduce expenses, and improve service quality for enterprises, content, and telecommunications companies. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 25 data centers worldwide.

CyrusOne Inc.
Investor Relations:
Michael Schafer, 972-350-0060
investorrelations@cyrusone.com